Exhibit (j)




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 9, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of EQ Advisors Trust, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, NY
August 8, 2001